SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 5, 2011

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2011, Supreme Industries, Inc. (“Supreme”) and each of Herbert M. Gardner (“Gardner”), Chairman of  the Board of Supreme, and William J. Barrett (“Barrett”), Executive Vice President, Secretary and Assistant Treasurer and a Director of Supreme, agreed to modify their compensation arrangements.  Supreme and each of Barrett and Gardner have agreed that so long as the Amended and Restated Credit Agreement by and between Supreme and JPMorgan Chase Bank, N.A. is in effect, only $36,000 of the $99,900 annual salary shall be paid in cash and the remaining $63,900 shall be paid in Supreme Class A Common Stock (“Common Stock”) on a quarterly basis beginning with the quarter ending July 2, 2011.  The number of shares of Common Stock to be issued shall be based upon the average of the daily closing prices during the applicable quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: May 11, 2011	By:	/s/ Kim Korth
Kim Korth, President and CEO